Exhibit 10.23

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Product Authorization and sales cooperation agreement

Party A: Shenzhen Bestman Precision Instrument Co., LTD

Authorized representative: Cao Haizhu

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Tel.: [*]

Party B: Guangdong Suikang Pharmaceutical Co., LTD

Legal representative: Li Yongjian

Address: No.138, Jiefang West Road, Luoyang Town, Boluo County, Huizhou City

Tel.: [*]

Business contact person: Zhao Linya

Tel.: [*]

According to the civil code of the People's Republic of China and related product sales must follow the law, now party b in the area of Guangdong province (hereinafter referred to as: Guangdong) agent sales party a's development and production of ultrasonic doppler blood detector series of products related matters, through consultation, follow the principle of voluntary, equality, fairness, integrity, on the basis of mutual benefit, win-win, for the purpose of the terms of the agreement, to jointly adhere to perform:

The first mode of cooperation

1. Party A authorizes Party B to act as the sales agent of hospital lines in Guangdong Province within the term of this Agreement, and the contract is renewed annually for three years.

2. The relationship between Party A and Party B is authorized by Party A and they are independent parties to the agreement. Party B, as an agent, shall meet the following requirements:

2.1 Party B is willing to accept party A's review, supervision and guidance, and shall have legal business qualification.

2.2 Party B shall pay the sales agent deposit to Party A. After signing this Agreement, Party B shall pay the above deposit of RMB 900,000 to Party A, which can be used to deduct the purchase payment. Otherwise, if Party B terminates the cooperation agreement during the contract, Party A has the right not to return the deposit.

2.3 When Party B develops a sales agent within the authorized area, Party B's agency authority shall not be transferred without the written consent of Party A. All the sales agents in Guangdong Province developed by Party B shall sign a sales contract with Party B, but Party B shall report the scanned copies of the contract text to Party A within three working days after the signing of the sales contract.

3. During the cooperation period conducted by both parties, Party B shall purchase the price list of Party A's ultrasonic Doppler blood flow detector series products, which is attached to this Agreement. Party B shall not make any sales behavior in violation of Party A's price system, otherwise Party A has the right to cancel Party B's agency authority and preferential purchase rights.

4. Party B shall be authorized by Party A Guangdong Province As a regional sales agent, the annual sales amount shall not be less than 600,000 yuan, the amount in the second year shall not be less than 800,000 yuan, and the third year shall not be less than 1 million yuan. Party A shall take 5% of the actual annual delivery amount as the discount. If the annual delivery amount reaches more than 1 million yuan, 10% shall be regarded as the sales discount, and the deduction shall be made during the delivery in the second year. If it fails to meet the standard, Party A has the right to terminate the agency agreement at any time.

5. party b shall be during the period of agency, each year to host or participate in party a product display discussion of the relevant local academic exchange at least three games, and as the next year agent assessment indicators, party b has the obligation to recommend to party a software platform with medical qualification experts signing, otherwise party a has the right to unilaterally remove the agency agreement or adjust the agent requirements.

Article 2. Term of the agreement

1. The term of the cooperation intent agreement is three years, and the validity period of this agreement is from May 22, 2024 to May 21, 2025. However, before January 30 of each year, the cooperation agreement of the next year can take effect after renewing the agreement of the next year. The amount of delivery of the next year and the additional terms involved in the renewed agreement shall be negotiated and confirmed through negotiation. However, the three-year total sales target is unchanged.

2. Party A and Party B shall pay the sales deposit in Article 12.2 within 7 days after both parties sign and seal the cooperation agreement The agreement shall be established and effective only after paying RMB 600,000 to Party A, and the remaining RMB 300,000 shall be paid within three months. Otherwise, the agreement is terminated.

Article 3 Rights and obligations of both parties

1. Party A shall provide support to Party B in accordance with Article 6 hereof.

2. Party B shall promote and sell Party A's products in Guangdong Province (region) in strict accordance with the provisions herein, and shall not conduct anything unrelated to promoting and selling Party A's products in the name of Party A, otherwise, Party A has the right not to recognize them. In case of economic losses caused to Party A, Party A shall have the right to cancel Party B's product agency qualification at any time and require Party B to bear all economic losses and all rights protection expenses (including, but not limited to attorney's fees, legal costs, arbitration fee, preservation fee, security premium, etc.).

3. Party A shall have the right to supervise and manage Party B's behavior and to request to modify the behavior made by Party B that is unfavorable to Party A. Party B shall make effective rectification within 3 days after receiving the rectification notice proposed by Party A. If external impact, it shall take timely measures to eliminate the negative impact.

4. Party B shall not sell to the territory not agreed herein for any reason, otherwise Party A shall have the right to terminate this Agreement at any time.

5. Party B shall only have the right to promote the cooperation between Party B and a third party within Guangdong Province (region), and has no right to sign the agreement on behalf of Party A. If Party B signs the agreement on behalf of Party A without authorization, Party A shall have the right not to recognize it. If the agent recommended by Party B in the advance reported list directly signs the purchase with Party A, the purchase of the agent shall be regarded as Party B's purchase and shall be included in Party B's performance in the assessment.

6. Before the agreement signed by both parties becomes effective, the sales reported and authorized by Party A shall not be within the scope stipulated in the Agreement, including the subsequent repurchase behavior of the customer, and shall not be subject to this Agreement.

Article 4. Quality of the goods

Party A shall guarantee that the quality of the goods supplied conforms to the national standards, industry standards or Party A's factory qualification standards, and meets the standards defined in the instructions attached to the goods.

Article 5 Purchase of goods and transportation

1. If Party B purchases goods, the written Purchase List issued by Party B shall prevail, and the purchase list shall include the product name, specification, quantity, delivery time, etc. The details of the Sales Contract signed by both parties shall be subject to the terms of the agreement and the payment shall be delivered.

2. The initial delivery place is the location of Party B, and the specific delivery place shall be subject to that indicated by both parties in the Sales Contract.

3. In principle, when the goods are sent to Party B by Party A, the delivery place shall be designated by Party B, and Party A shall bear the freight; If the goods are delivered to Party A, Party B shall bear the transportation, which shall be selected by the carrier according to the actual situation, and the freight time shall be subject to the time indicated on the freight documents.

4. Party B shall inspect the quality of the products within three days after receiving the goods. If Party B fails to submit a written objection to Party A on the quality of the products within the time limit, it shall be deemed to be qualified and flawless, and Party B shall not require Party A to replace or return the products on the grounds that they have quality problems.

Article 6 Sales support

1. Sales materials: Party A shall provide the required materials for product sales and cooperate with Party B to complete the manufacturer authorization materials required for the sales of Party A's products.

2. All-aspect training system: Party A shall provide party B with one free on-site training session and two online training sessions once a year. Including but not limited to product knowledge training, product operation training, sales skills, etc.

3. The specific support projects shall be provided in accordance with party A's internal documents, and party A shall have the right of final interpretation.

Article 7 Promotion, publicity and advertising

1. Party B shall collect information, win over customers, and try its best to promote the promotion and sales of the products.

2. If Party B needs to lead the hosting of large-scale product promotion activities or product advertising activities and needs Party A's support, Party A shall provide necessary support as appropriate according to the specific situation.

3. Party A shall implement the advertising plan and advertising of the products by formulating the overall advertising plan and other regulations. Party B shall publish promotional advertisements in the territory as required by Party A, carry out promotional activities and implement them after being approved by Party A.

4. Party B shall implement Party A's requirements for advertising activities and shall not publish advertisements in violation of the regulations.

Article 8 Business situation report

1. In order to improve the quality of products and services, Party B shall, in timely recording and notify Party A after receiving customers 'opinions and complaints about the products, and both parties shall make joint efforts to improve Party A's market visibility.

2. Party B shall try its best to provide Party A with information on the market and competition of the commodities, and send a work report to Party A every month. Party A shall provide Party B with necessary information including sales situation, price list, technical documents and advertising materials.

Article 9 Supervision and training

During the term of this Agreement, Party A shall guide, inspect and supervise Party B's business activities in regular or irregular terms on the premise that it does not affect Party B's normal business operations. Party B shall follow the suggestions and guidance of Party A or its appointed supervisor in the course of operation. Party A shall continuously provide Party B with the marketing, service or technical guidance necessary for the operation, and provide necessary assistance to Party B. In case of after-sales service requirements, Party B shall notify Party A in writing of the service requirements and content, and Party A shall give a reply within 24 hours after receiving the notice from Party B to confirm the service content and time.

Article 10. Intellectual property rights

1. Party A permits Party B to use the trademarks, patents and Copyrights of the goods provided by Party A, under the general license. The above general license right enjoyed by Party B is only applicable to the business purpose of selling Party A's products in the Territory. If Party B finds that any third party infringes Party A's intellectual property rights or does any illegal act harmful to Party A's interests, Party B shall report to Party A. Party B shall not compete with Party A or help others with Party A, nor shall Party B manufacture agent products or products similar to those sold on commission, nor shall it profit from any enterprise competing with Party A.

2. Party B undertakes that without the written consent of Party A, Party B shall not use Party A's trademark, logo, pattern or slogan for any form of commercial activities except this cooperation, otherwise, Party B shall be deemed to have breached the contract. Party A has the right to require Party B, in addition to paying the expenses of Party A's rights protection, but also to require Party B to compensate RMB 50,000 to RMB 150,000 as liquidated damages according to the severity of the breach of contract and hold Party B liable for intellectual property infringement.

3. Party B shall not use the trademark of the commodities authorized herein to do any act that harms Party A's economic interests.

4. Party B shall sell the authorized commodities in the name of a specific channel authorization, and shall not sell Party B's commodities in the name of Party A through channels authorized without Party A.

5. Party B shall not manufacture, counterfeit or sell Party A's commodities by itself or by a third party.

Article 11. Confidentiality clause

1. The business secrets described in this agreement, including but not limited to the price, quantity, payment method, the information between the parties in the business exchanges and the business secrets, company planning, operation activities, financial information, technical information, business information and other business secrets, user information, data, sales price, report, etc. are the business secrets of both parties. Both parties undertake to keep the above trade secrets during the discussion, signing and execution of this Agreement, and shall not disclose the above trade secrets to any third party in any way. If one party leads to the above trade secrets including but not limited to the acts of the other party, it shall have the right to require the other party to bear all economic losses and all legal liabilities suffered thereby.

2. The confidentiality clause is an independent clause, regardless of whether this Agreement is signed, changed, rescinded or terminated for a long time.

3. The parties involved in this clause shall be Party A and Party B, including but not limited to their branches and subsidiaries, other companies participating in the operation and management as shareholders, companies with the same or similar business as the shareholders of both parties, and all employees who may be involved in the contents of this Agreement.

Article 12: Force majeure

If either party fails to perform all or part of its obligations hereunder under this Agreement due to the force majeure event, the performance of such obligations shall be suspended during the period when the force majeure event prevents its performance.

Claims that the party affected by the force majeure event shall notify the other party in writing of the occurrence of the force majeure event, and in the force majeure event within seven working days with appropriate evidence about the force majeure event and its duration and the agreement fails to perform or need to delay the performance of the written information. A party claiming that the force majeure event makes its performance of this Agreement objectively impossible or impractical, it has the responsibility to make all reasonable efforts to eliminate or mitigate the impact of such force majeure event.

In case of a force majeure event, both parties shall immediately decide how to implement this Agreement through friendly negotiation. Upon the termination or elimination of the force majeure event or its effects, both parties shall immediately resume the performance of their respective obligations under this Agreement. If the force majeure and its effects cannot be terminated or eliminated, resulting in either party losing the ability to continue to perform the agreement, the parties may terminate the agreement or temporarily delay the performance of the agreement through negotiation, and the party encountering the force majeure shall not be liable for this purpose. If the force majeure occurs after the delay in performance, the party concerned shall not be exempted from liability.

For the purposes of this Agreement, "Force Majeure" means any event beyond the reasonable control of the affected party, unpredictable, predictable, unavoidable and insurmountable after the date of this Agreement, which makes the performance of all or part of this Agreement objectively impossible or impractical. Such events include but are not limited to natural disasters such as floods, fires, droughts, typhoons, earthquakes, as well as social events such as war (whether declared or not), major outbreaks, unrest, strikes, government actions or legal regulations.

Article 13. Liability for breach of contract

1. Party A and Party B shall strictly perform the terms of this Agreement. If either party breaches the contract, the breaching party shall be liable for the breach according to the contract.

2. If the product is delivered to Party B by Party A and Party B does not raise objections to the product quality within the acceptance period, Party B shall not apply for return or replacement of the product; if the product is caused by Party B shall bear the service fee, materials, processing fee, and labor wages paid by Party A;

3. If the payment for goods is not made by payment before delivery, Party B shall keep the ownership of the goods agreed herein to Party A before the payment is paid, and Party A shall have the right to retrieve the goods at any time. At the same time, Party B shall properly keep the goods before this to ensure completeness and damage. In case of any damage, Party B shall compensate Party A according to the goods price agreed herein. If the amount is insufficient to make up for the losses, it shall also compensate Party A for all losses;

4. If Party B violates the agreement or refuses to perform the cooperation content and refuses to perform or even withdraw from the cooperation after being urged by Party A, Party B shall have the right not to pay the franchise fee as the deposit; Meanwhile, Party B shall cooperate with Party A to return all cooperation project materials, trademark product authorization documents and other cooperation materials, and compensate Party A for all economic losses suffered thereby;

5. If Party B violates this Agreement and causes losses to Party A, all expenses incurred by Party A (including but not limited to attorney fee, legal fee, arbitration fee, announcement fee, announcement fee, preservation fee, guarantee premium, appraisal fee and auction evaluation fee) shall be borne by Party B;

6. If Party B cancels or changes the order without authorization, it shall pay 20% of the price of the order and compensate Party A for all losses such as inventory, labor and profit.

Article 14 Termination of the agreement

1. If Party A commits any of the following acts, Party B shall have the right to terminate the Agreement by written notice. The notice of termination shall take effect upon arrival at Party A:

1.1 When this Agreement is signed, it fails to comply with the mandatory provisions of laws and regulations on the qualification of agents, causing economic losses to Party B;

1.2 It does not have the ownership or use right of the relevant intellectual property right within the term of this Agreement, and fails to timely notify Party B, resulting in the third party to claim the relevant rights to Party B;

1.3 Party B stops supplying products to Party B without reason and fails to correct within 30 days after Party B urges them;

2. If Party B commits any of the following acts, Party A shall have the right to terminate the Agreement in writing. The notice of termination shall take effect upon arrival to Party B:

2.1 Complaints caused by management and service problems or being exposed and criticized by major media for more than three times, which seriously damages the goodwill of Party A's business system;

2.2 Transfer part or all of the contents of this Agreement to a third party without party A's prior written consent, or authorize a third party to engage in the contents hereof (Party B's development agent shall not be deemed to transfer this Agreement in whole or in part);

2.3 Intentionally or negligent divulge Party A's trade secrets;

2.4 Deliberately reporting wrong or misleading information to Party A for more than 2 times (excluding this number);

2.5 Party B delays in paying any payment under this Agreement and fails to correct for more than 30 days after party A's delay.

2.6 Party B shall sell or represent the products of Party A's competitors separately.

Article 15 Change and termination of the agreement

1. In order to meet the needs of market competition, this Agreement may be appropriately modified or terminated upon mutual agreement through negotiation.

2. This Agreement is terminated under the following circumstances:

2.1 Within 30 days prior to the expiration of the term, both parties express that they will not renew this Agreement;

2.2 Party A and Party B shall terminate this Agreement by written agreement;

2.3 The purpose of this Agreement cannot be realized due to the provisions of force majeure stipulated in Article 12 of this Agreement;

2.4 Before the expiration of the term of this agreement, either party expressly expresses or shows by its own behavior that it does not perform the main obligations hereunder;

2.5 Either party delays in the performance of its main obligations hereunder and fails to perform within a reasonable time after being urged;

2.6 The parties have other breach of contract or illegal acts, so that the purpose of the agreement cannot be realized;

2.7 One party declares bankruptcy or dissolution;

2.8 The court, the government and other administrative acts require the agent to terminate the business.

Article 16, a special agreement

Except for the termination of this Agreement as mentioned in Article 15, paragraph 1 of this Agreement, if the Agreement is terminated under any other circumstances, the payment paid by Party B shall be deemed as liquidated damages, and Party A shall have the right not to return the agreement.

Article 17: Dispute settlement

Any dispute arising from the performance of this Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may file a lawsuit with the people's court where Party A is located.

Article 18: Address of service

1. Both parties confirm that their respective contractual agreements or legal documents are addressed as follows:

Party A's contact person: Cao Haizhu Contact number:      [*]

Address: 8th floor, Yifang Building, No.315, Shuangming Avenue, Guangming Street, Guangming District, Shenzhen City

Email address: [*]

Party B contact person: Zhao Linya Tel.:       [*]

Address: No.138, Jiefang West Road, Luoyang Town, Boluo County, Huizhou City

mail box: [*]

2. All notices and documents exchanged between the two parties during the performance of this Agreement shall be sent in writing and may be delivered by letter, fax, delivery in person, etc. The notice, service address and contact information shall be subject to the information in the signature column of this Agreement. If either party changes its mailing address or contact information, it shall notify the other party in writing within 10 days from the date of the change, otherwise, the party failing to notify shall bear the corresponding responsibilities arising therefrom.

Article 19, Other matters

1. This Agreement shall come into force upon being sealed by both parties or signed and sealed by the legal representatives of both parties and Party B pays the franchise fee in full within 7 days upon signing and sealing. This agreement shall be made in duplicate, with each party holding one copy and each copy having the same legal effect. The scanned and faxed copies are as valid as the original copies;

2. Matters not covered herein shall be governed by relevant laws and regulations. In the absence of such provisions, party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement;

3. Enterprises are affected by the epidemic, resulting in limited business activities. Now the epidemic situation is open. In order to support the special agents to continue their business, the agreement will be renewed for another year according to the same conditions and requirements last year.

(No text available below)

Party A (seal): Shenzhen Besman PrecisionParty	B (seal): Guangdong Sukang Pharmaceutical Instrument Co., LTD. Co., LTD

Legal Representative / Authorized Representative (Signature):	Legal Representative / Authorized Representative (Signature):

Signing date: May 22, 2024	Signing date: May 22, 2024